Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Citizens & Northern Corporation and subsidiaries of our report dated March 16, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

August 8, 2023